CHESAPEAKE UTILITIES CORPORATION
EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT

Subsidiaries                                   State Incorporated
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Eastern Shore Natural Gas Company               Delaware
Sharp Energy, Inc.                              Delaware
Chesapeake Service Company                      Delaware
United Systems, Inc.                            Georgia
Tri-County Gas Company, Inc.                    Maryland
Eastern Shore Real Estate                       Maryland
Xeron, Inc.                                     Texas
Sam Shannaham Well Co.                          Maryland
Sharp Water, Inc.                               Delaware


Subsidiary of Eastern Shore Natural Gas Company          State Incorporated
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Dover Exploration Company                             Delaware


Subsidiaries of Sharp Energy, Inc.                    State Incorporated
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Sharpgas, Inc.                                        Delaware
Sharpoil, Inc.                                        Delaware


Subsidiaries of Chesapeake Service Company          State Incorporated
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Skipjack, Inc.                                      Delaware
Capital Data Systems, Inc.                          North Carolina
Currin and Associates, Inc.                         North Carolina
Chesapeake Investment Company                       Delaware